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News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Dave Parker, (812) 491-4135, d.parker@vectren.com
Media Contact         Chase Kelley, (812) 491-4128, kckelley@vectren.com

FOR IMMEDIATE RELEASE

May 8, 2017

Vectren Corporation Reports Improved First Quarter 2017 Results
Affirms 2017 Guidance

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported first quarter 2017 net income of $55.4 million, or $0.67 per share, compared to net income of $48.3 million, or $0.58 per share, in the first quarter of 2016.

Summary and highlights of results

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Utility Group earnings were $65.9 million, or $0.80 per share, in the first quarter of 2017, compared to $61.1 million, or $0.74 per share, in 2016. Increased results reflect the continued growth in returns from the on-going investment in gas infrastructure programs in both Indiana and Ohio. Overall results were favorable even after considering the very warm weather in the quarter.

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Nonutility Group seasonal losses were ($10.5) million, or ($0.13) per share, in the first quarter of 2017, compared to ($12.7) million, or ($0.16) per share, in 2016. Results improved year over year from a very strong quarter for the Distribution construction business.

“Our first quarter results for the Utility Group are on track, considering first quarter weather that was significantly warmer this year compared to normal,” said Carl Chapman, Vectren’s chairman, president and CEO. “Our Utility Group results reflect the on-going investment in our gas infrastructure programs in both Indiana and Ohio. And, while not yet impacting earnings, we continue to work diligently on our electric grid modernization and generation diversification plans that will set the stage for additional growth.”

“Our Infrastructure Services’ Distribution operation performed very well in the quarter as the strong demand for utility distribution infrastructure replacement and an extended construction period from the mild weather resulted in record first quarter revenue,” said Chapman. “First quarter results also reflect pre-construction costs of about $0.03 per share for the large transmission pipeline project in Ohio started late in the quarter.”

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2017 earnings guidance affirmed

The company affirms its 2017 consolidated earnings guidance range of $2.55 to $2.65 per share. The 2017 consolidated earnings guidance expectation includes Utility Group earnings within a range of $2.10 to $2.15 per share and the Nonutility Group/Corporate and Other earnings within a range of $0.45 to $0.50 per share.

Guidance ranges are based on assumptions and information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in 2017 earnings significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements".

Utility Group discussion

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Gas Utility Services segment provides natural gas distribution and transportation services to nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area. The Electric Utility Services segment provides electric transmission and distribution services to southwestern Indiana and includes its power generating and wholesale power operations. The Utility Group also earns a return on shared assets, such as customer billing systems and the customer contact center, used by the company’s utility operations.

For the three months ended March 31, 2017, Utility Group earnings were $65.9 million, or $0.80 per share, compared to $61.1 million, or $0.74 per share, in 2016. The improved 2017 results in the quarter were primarily driven by returns earned on the Indiana and Ohio gas infrastructure investment programs and increased large gas customer margin. These increases were partially offset by the impact of warmer weather on residential and commercial electric customer usage and a reduction in electric large customer usage as a large customer completed its transition to a co-generation facility.

Gas Utility Services
The Gas Utility Services operating segment earned $47.9 million, or $0.58 per share, during the first quarter of 2017, compared to $40.4 million, or $0.49 per share, in the same period in 2016. The improved results in the quarter reflect increased returns on the Indiana and Ohio infrastructure investment programs and large customer margin, reduced somewhat by the impacts of the warmer weather, and lower usage by small commercial customers in Ohio. Through rate design, the margin from residential customers in both Indiana and Ohio and commercial customers in Indiana is largely unaffected by weather. Earnings were also favorably impacted by increases in small customer growth and a reduction in property tax expense.

Following is more detailed information related to the earnings from Gas Utility Services. Identified items are presented after the impact of income taxes.

(millions)	Quarter End
2016 Gas Utility Earnings	$40.4

Gas Infrastructure replacement programs	3.8
Weather impact on customer usage	(0.4)
Large customer margin	1.1
Small customer growth	0.6
All other, including lower property tax expense	2.4
7.5

2017 Gas Utility Earnings	$47.9

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Electric Utility Services
The Electric Utility Services operating segment earned $13.7 million, or $0.17 per share, in the first quarter of 2017, compared to $16.6 million, or $0.20 per share, in the first quarter of 2016. Electric results, which are not protected by weather normalizing mechanisms, reflect a $1.3 million decrease due to weather, as annualized heating degree days in the first quarter of 2017 were 85 percent of normal, compared to 92 percent of normal in 2016. Compared to normal weather, first quarter 2017 results were reduced by an estimated $2.7 million. Additionally, results reflect a decrease in large customer usage as a large customer completed its transition to a co-generation facility, resulting in lower usage of approximately 170 GWh.

Following is more detailed information related to the earnings from Electric Utility Services. Identified items are presented after the impact of income taxes.

(millions)	Quarter End
2016 Electric Utility Earnings	$16.6

Weather impact on small customer usage	(1.3)
Large customer usage	(1.9)
All other	0.3
(2.9)

2017 Electric Utility Earnings	$13.7

Other Operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. In the first quarter of 2017, earnings from these operations were $4.3 million, or $0.05 per share, compared to $4.1 million, or $0.05 per share, in the first quarter of 2016.

Nonutility Group discussion

All amounts included in this section are after tax. Results reported by business group are net of corporate expenses allocated to the Nonutility Group.

In the first quarter of 2017, Nonutility Group results were losses of ($10.5) million, or ($0.13) per share, compared to ($12.7) million, or ($0.16) per share, in 2016.

Infrastructure Services: provides underground pipeline construction and repair services through wholly owned subsidiaries Miller Pipeline, LLC and Minnesota Limited, LLC.

Results from Infrastructure Services’ operations for the quarter ended March 31, 2017, were losses of ($9.3) million, or ($0.11) per share, compared to ($12.6) million, or ($0.15) per share, in the first quarter of 2016. Total Infrastructure Services revenues in the first quarter of 2017 were $147.3 million compared to gross revenues of $112.5 million in the first quarter of 2016. At March 31, 2017, Infrastructure Services had an estimated backlog of blanket contracts of $430 million and bid contracts of $350 million, for a total backlog of $780 million. This compares to an estimated backlog at Dec. 31, 2016 of $435 million for blanket contracts and $290 million for bid contracts, for a total of $725 million.

The Distribution portion of the business is performing well as gas utilities across the country continue to make significant investments in their infrastructure systems. Along with the continued strong demand for construction services from gas utilities, the warm and dry weather in the quarter resulted in record first quarter revenues for this portion of the business.

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Results for the quarter for the Transmission portion of the business reflect normal seasonal losses, as well as pre-construction costs of about $4.5 million for the approximate 150 mile, and now $170 million pipeline project in Ohio started late in the first quarter of 2017. Overall, this portion of the Infrastructure Services business continues to be very profitable on an annual basis. While transmission margins are lower and reflective of the more competitive environment, some large gas and oil projects that had been previously delayed have recently been approved and some started. Though contractors continue to compete aggressively in the repair and maintenance market, when contractors begin to move crews to these larger projects, likely later this year, the transmission portion of the business should begin to benefit from an increased volume of repair and maintenance work at improving margins. Though the start date on some of the announced pipeline projects not yet started could be further delayed, the fundamental business model related to the long cycle of repair and maintenance work in the transmission sector remains unchanged. Demand remains high due to aging infrastructure and evolving safety and reliability regulations. As an example, in March 2016, a notice of proposed rulemaking was published on the safety of gas transmission and gathering lines. The proposed rule addresses many of the remaining requirements from the 2011 Pipeline Safety Act and will likely lead to additional demand for pipeline maintenance and integrity work.

Energy Services: provides energy performance contracting and sustainable infrastructure, such as renewables, distributed generation, and combined heat and power projects through its wholly owned subsidiary Energy Systems Group, LLC (ESG).

Results from Energy Services’ operations for the first quarter of 2017, were losses of ($1.2) million, or ($0.01) per share, compared to break-even results in 2016. Energy Services achieved record first quarter revenues of $52.8 million in 2017, which exceeded the record revenues of $49.4 million in the first quarter of 2016. The lower results in 2017 are primarily due to the expiration of 179D tax deductions (Section 179D) and increased operating costs. Section 179D federal tax deductions related to achieved energy efficiency savings expired on Dec. 31, 2016, and therefore had no impact in the first quarter of 2017. The impact of the tax deductions reflected in first quarter 2016 results, net of expenses, was $0.7 million.

At March 31, 2017, the backlog of signed fixed price contracts remains high at $195 million compared to $234 million at Dec. 31, 2016. The backlog at March 31, 2017 is down due to strong revenues booked in the quarter and fewer contracts being signed in the first quarter of 2017, which historically has not been a significant signing period for contracts. The Company's long-term view of the performance contracting and sustainable infrastructure opportunities remains strong with an expected continued national focus on energy conservation and sustainability, renewable energy, and security as power prices across the country rise and customer focus on new, efficient, clean sources of energy grows. Expected activity in the federal sector, as well as positive indications in the public sector and sustainable infrastructure business, is reflected in a strong backlog and sales funnel.

On April 28, 2017, Energy Services was notified by the Department of Energy (DOE) that they were awarded one of 21 new energy and water saving contracts with private-sector companies that are intended to improve the efficiency of federal facilities. These indefinite delivery, indefinite quantity (IDIQ) energy savings performance contracts (ESPCs) are awarded to energy service companies like ESG that provide guaranteed cost savings as a result of privately financed energy and water infrastructure improvements to federal facilities, without the need for additional congressional appropriations. The DOE expects these ESPC IDIQ contracts to be used for investments resulting in federal infrastructure improvements, energy savings, and job creation. ESG will have the opportunity to work with federal agencies under this DOE IDIQ for a period of five years with one extension period of 18 months.

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on May 8, 2017
Vectren’s financial analyst call will be at 2:00 p.m. (EDT), May 8, 2017, at which time management will discuss first quarter 2017 financial results. To participate in the call, analysts are asked to dial 1-844-825-9787 10 minutes prior to the start time and refer to the “Vectren Corporation 2017 First Quarter Earnings Call”. All interested parties may listen to the live audio-only webcast accompanied by a slide presentation, which will be available on Vectren’s Investor Relations homepage, investors.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

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About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. through Infrastructure Services and Energy Services. To learn more about Vectren, visit www.vectren.com.

Forward-Looking Information

A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

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Factors affecting utility operations such as unfavorable or unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints.

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New legislation, litigation and government regulation or other actions, such as changes in or additions to tax laws or rates, pipeline safety regulation and environmental laws, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of generation plants and related assets. These compliance costs could substantially change the nature of the company’s generation fleet.

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Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences could adversely affect the company's facilities, operations, financial condition, results of operations, and reputation.

•	Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy.

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Regulatory factors such as uncertainty surrounding the composition of state regulatory commissions, adverse regulatory changes, unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the IURC and/or PUCO and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases.

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Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight.

•	Economic conditions including the effects of inflation, commodity prices, and monetary fluctuations.

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Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and electric large customers; lower residential and commercial customer counts; variance from normal population growth and changes in customer mix; higher operating expenses; and reductions in the value of investments.

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•	Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense.

•	Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities.

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Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries.

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The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s Infrastructure Services, Energy Services, and remaining ProLiance Holdings assets.

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Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume and mix of contracted work; mix of projects received under blanket contracts; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction.

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Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions.

•	Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.

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Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions.

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Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.

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